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                                                                  EXHIBIT 23.6

                  CONSENT OF SIMMONS & COMPANY INTERNATIONAL


        We hereby consent to the use of our name, to the summarization of our letters dated June 13, 1994 and August 12, 1994 and to the other references to us in the Joint Proxy Statement/Prospectus of Noble Drilling Corporation and Chiles Offshore Corporation, and to the inclusion of such letters as Appendix II to such Joint Proxy Statement/Prospectus, which Joint Proxy Statement/Prospectus is part of this Registration Statement on Form S-4 of Noble Drilling Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or are within the class of persons whose consent is required thereunder.


                                           SIMMONS & COMPANY INTERNATIONAL


                                           By     /s/ FREDERICK CHARLTON
                                             ----------------------------------
                                                        Vice President

Houston, Texas
August 12, 1994